EXHIBIT 32.1

                                MIAD SYSTEMS LTD.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of MIAD Systems Ltd.(the "Company") on Form 10-KSB/A for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael A.S. Green, the President, Chief Financial Officer and Director of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                       /s/ MICHAEL A. S. GREEN
                                       ----------------------------------
                                       Michael A.S. Green
                                       President, Chief Financial Officer
                                       (Principal Accounting Officer) and
                                        Director

May 26, 2006

The foregoing certifications are made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906. or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MIAD Systems Ltd. and will be retained by MIAD Systems Ltd.and furnished to the Securities and Exchange Commission or its staff upon request.